Exhibit 10.58

FIRST AMENDMENT TO
CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO THE CONSULTING AGREEMENT (this “First Amendment”), effective as of December 13, 2013, is by and among Eos Petro, Inc., a Nevada corporation (“Eos”) and DVIBRI, LLC (“Consultant,” and collectively with Eos, the “Parties”).

WHEREAS, pursuant to a Consulting Agreement dated August 26, 2013 (the “Consulting Agreement”) between Eos and Consultant, Eos engaged Consultant to exclusively render certain financial advice regarding business and financing activities of Eos;

WHEREAS, while the initial term of the Consulting Agreement has expired, Consultant has continued to render certain services to Eos, and expects to continue to do so through January 31, 2014; and

WHEREAS, the Parties now desire to amend certain terms and conditions relating to the term of the Consulting Agreement and the compensation to be provided to Consultant for rendering services thereunder.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree to amend the Consulting Agreement in this First Amendment as follows:

1.           Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Consulting Agreement.

2.           Amendment to Section 1. Section 1 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

1.
Term. The Company engages Consulting as an independent contractor, and Consultant agrees to be so engaged, to provide Services related to the Company. Unless earlier terminated as provided in this Agreement, this Agreement shall terminate on January 31, 2014.

3.           Additional Compensation. In addition to the $10,000.00 in Compensation Consultant received pursuant to Section 5 of the Consulting Agreement, which Consultant hereby acknowledges it received on or prior to the date of this First Amendment, as additional consideration for the additional Services Consultant will provide to Eos through January 31, 2014, Eos shall pay to Consultant the following (“Additional Compensation”):

(i)           On or before December 16, 2013, Eos shall pay to Consultant an additional $10,000.00; and

(ii)           On or before January 31, 2014, Eos shall issue to Consultant 10,000 restricted shares of its common stock.

4.           Tax Advice. Consultant and its advisors, if any, have been afforded the opportunity to ask questions of Eos, and Consultant has sought such accounting, legal and tax advice as it has considered necessary to make an informed decisions with respect to the Additional Compensation. The Consultant understands that it, and not Eos, shall be responsible for its own tax liabilities and any tax reporting obligations that may arise as a result of receiving such Additional Compensation.

5.           Representations for Share Issuance. Consultant hereby represents and warrants that the aforementioned 10,000 restricted shares of common stock of Eos are being acquired for the account of the Consultant for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Consultant has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws, and that the Consultant is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

6.           Lock-up/Leak-Out. Simultaneously with the execution of this First Amendment, Consultant shall sign the Amendment to an existing Lock-up/Leak-Out Agreement.

7.           Entire Agreement.  The Consulting Agreement, as amended by this First Amendment, embodies the entire understanding among the Parties with respect to the subject matter thereof and hereof and can be changed only by an instrument in writing executed by all of the Parties.

8.           Conflict of Terms.  In the event of a conflict or inconsistency between the terms of the Consulting Agreement and those of this First Amendment, the terms of this First Amendment shall control and govern the rights and obligations of the Parties.

9.           Other Agreements; Ratification.  Except to the extent amended hereby or inconsistent herewith, all of the terms, covenants, conditions, and provisions of the Consulting Agreement shall remain in full force and effect, and the Parties hereby acknowledge and confirm that the same are in full force and effect.

10.           Execution.  This First Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile or other electronic signatures shall be accepted by the Parties as originals.

[signature page follows]

IN WITNESS WHEREOF, Eos and Consultant have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

“EOS”
EOS PETRO, INC.

By:/s/ Nikolas Konstant

Name:  Nikolas Konstant
Its:  Chairman and CFO

“CONSULTANT”
DVIBRI, LLC

By:/s/ Umesh Patel

Name:  Umesh Patel
Its:  Managing Partner

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of August 26, 2013 (“Effective Date”), by and between Eos Petro, Inc., a Nevada corporation, with its principal offices located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067 (the "Company") and DVIBRI, LLC, a California limited liability company with a principal address located at 3276 Kirkham Drive, Glendale, CA 91208 (“Consultant”). The Company and Consultant are each a “Party” to this Agreement and are sometimes collectively referred to as the “Parties.”

WHEREAS, The Company desires to engage Consultant to furnish certain financial advice regarding business and financing activities of the Company (the “Services”) on the terms and conditions set forth in this Agreement; and

WHEREAS, Consultant is willing and able to perform such Services on behalf of the Company for the consideration and on the terms and conditions set forth below in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.      Term. The Company engages Consultant as an independent contractor, and Consultant agrees to be so engaged, to provide Services related to the Company.   Unless earlier terminated as provided in this Agreement, the term of this Agreement shall be for 90 (ninety) days commencing from the Effective Date.

2.      Services.  The Services to be provided by Consultant pursuant to the terms of this Agreement are such matters relating to the business and financial affairs of the Company as the executive officers of the Company shall from time to time reasonably request.

3.      Work Product. Consultant acknowledges and agrees that all right, title and interest in and to the product of all work performed by Consultant pursuant to this Agreement (the “Work Product”) shall belong to and shall upon its creation become the exclusive property of The Company.  All Work Product shall be deemed a “work made for hire” to the full extent of that doctrine under the laws of the United States of America and of all foreign nations having the same or a similar law or doctrine.  Further, Consultant hereby irrevocably and in perpetuity assigns all of its right, title and interest in and to all Work Product.  Consultant covenants and agrees to timely execute upon the Company’s written demand any and all documents necessary or appropriate to confirm, perfect and protect the Company’s rights as owner in and to all Work Product.  In the event that Consultant wrongfully refuses or is unable to execute any such documents. Consultant hereby irrevocably appoints the Company as Consultant’s attorney-in-fact with power and authority to execute any such documents on behalf of and in the name and place of Consultant, which power is coupled with an interest.

4.      Independent Contractor Relationship.  The Parties acknowledge and agree that Consultant is an independent contractor and not an employee, agent, broker, dealer, joint venturer or partner of the Company.  Consultant and the Company intend that Consultant is not an employee for state or federal tax purposes.  Consultant has no authority to represent itself as an agent or employee of the Company or to obligate, bind or commit the Company to any agreement, arrangement, proposal, partnership, transaction or opportunity (collectively, an “Opportunity”) without the prior written approval of the Company’s Chief Executive Officer or Board of Directors.

5.      Compensation.  In consideration for Consultant entering into this Agreement, Consultant shall receive Ten Thousand Dollars (US $10,000.00) (the “Compensation”) on the Effective Date.

(i)           Tax Advice. Consultant and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and the Consultant has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to his Compensation. The Consultant understands that it (and not the Company) shall be responsible for its own tax liabilities and any tax reporting obligations that may arise as a result of receiving such Compensation.

6.      Expenses. The Company agrees to reimburse Consultant for all reasonable expenses incurred in connection with the performance of Services which have been pre-approved in writing by the Chief Executive Officer or the Board of Directors of the Company. Consultant agrees that it is solely responsible for and will indemnify, defend, and hold the Company harmless from, any actions, proceedings, claims or demands for the payment of any taxes, interest, penalties, levies or assessments applicable to the expenses paid under this Agreement.

7.      Special Skill and Time Devoted to Services.  The Services will be performed exclusively by Umesh Patel. Consultant represents and warrants that Umesh Patel has the special skill and professional competence, expertise and experience to perform the Services and that Umesh Patel will perform the Services on behalf of Consultant. Consultant retains the right to perform services for other parties while this Agreement is in effect, except that Consultant shall not perform services that would in any way interfere with the performance of the Services described herein, as more fully set forth in Representations and Warranties of Consultant in Paragraph 11(i) hereof. Consultant agrees to devote such time to the business of the Company as is reasonably necessary to provide the Services and to perform the Services in a diligent, efficient, competent and skillful manner commensurate with the highest standards of its profession. Consultant agrees to comply with all applicable federal, state, and local laws and regulations. If, by any act of negligence or gross or willful misconduct, Consultant violates any such laws or regulations, Consultant agrees to indemnify and hold harmless from and against any claim, demand, right, damage, debt, liability, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of such violation.

8.      Termination of Engagement.  Consultant’s engagement hereunder shall terminate immediately upon the dissolution of the Company or death of Umesh Patel. Each Party may also terminate this Agreement before the lapse of the 90-day Term period at any time, with or without reason, upon ten (10) calendar days’ written notice to the other Party; provided, however, that in the event of any breach or threatened breach of this Agreement by Consultant, the Company may terminate this Agreement with immediate effect upon delivery of written notice to Consultant.

9.      Confidential Information. “Confidential Information” means: (i) any information disclosed by the Company to Consultant, either directly or indirectly, in writing, orally or by inspection of tangible objects that has been designated by the Company as “confidential,” either in writing or orally, prior to, at or promptly after the time of disclosure, or that Consultant clearly understands by the nature of the information to be confidential, proprietary information of the Company (the “Confidential Information”); and (ii) any information obtained or derived by Consultant, directly or indirectly, through inspection, examination, review or analysis of the Confidential Information.  Confidential Information may also include information of a third party that is in the possession of the Company and is disclosed to Consultant.  Confidential Information does not include information: (x) that is or becomes publicly known without any breach of this Agreement; or (y) that is independently developed by Consultant without use of any Confidential Information (Consultant shall bear the burden of establishing the applicability of this exception by competent evidence).

(i)           Non-Use, Non-Disclosure and Return of Confidential Information.  Consultant shall not, without the prior written consent of the Company: (a) use Confidential Information for any purpose other than to perform the Services; (b) disclose Confidential Information to any third party other than to those representatives of Consultant: (i) who need access to Confidential Information to assist Consultant perform the Services; and (ii) who have agreed in writing to be bound by this Agreement; (c) reverse engineer the function or mechanism of any Confidential Information; (d) make any copies of Confidential Information; (e) enter into a transaction with any third party, the existence of or opportunity for which was first disclosed by the Company to Consultant as Confidential Information; or (f) remove any Confidential Information Company’s premises.  Immediately upon termination of this Agreement, Consultant shall return to the Company and delete from any personal computer or other device all originals and all copies of any Company property, Confidential Information, and all materials, documents, notes, manuals, computer disks, computers or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of Company, which are in Consultant’s possession or control.  Consultant specifically acknowledges that the Company’s possession of its Confidential Information gives the Company a competitive advantage over other companies or persons who do not possess such Confidential Information, and therefore, that any disclosure to or use of Confidential Information by persons not engaged by the Company or who are not authorized by the Company to receive or use the information will cause harm to the Company and provides such persons an unfair competitive advantage which they would not have had without the use of having obtained access to such Confidential Information.

(ii) No Trading on or Tipping of Confidential Information.  Consultant acknowledges and agrees that certain or all of the Confidential Information may be deemed “material, nonpublic information” under applicable federal and state securities laws, rules and regulations.  Consultant acknowledges that it is aware that United States securities laws would prohibit any person who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Consultant will not use or permit any third party to use any Confidential Information in contravention of United States securities laws.  Consultant will not purchase, sell, trade, transfer or otherwise transact in the Company’s securities while in possession of any Confidential Information.

10.      Injunctive Relief. Consultant agrees that its violation or threatened violation of any of the provisions of Paragraph 9 of this Agreement shall cause immediate and irreparable harm to the

Company. In the event of any breach or threatened breach of any of said provisions, Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Consultant from any violation or threatened violation of such provisions and compelling Consultant to comply with such provisions.  This Paragraph 10 shall not affect or limit, and the injunctive relief provided in this Paragraph 10 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Consultant.

11.      Representations and Warranties.

(i)           Consultant represents, warrants, covenants and agrees that: (1) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that it is not engaged in the securities brokerage business; (2) the Consultant provides consulting advisory services; (4) it has a right to enter into this Agreement; (5) it is not a party to any agreement or understanding, oral or written, which would prohibit, or interfere with, performance of his obligations under this Agreement; (6) it will not use in the performance of its obligations hereunder any proprietary information of any other party which it is legally prohibited from using; (7) it has disclosed to the Company any other agreements and/or circumstances which Consultant recognizes or with the exercise of reasonable care should recognize, create any actual or potential conflicts of interest between such other agreement or circumstance, on the one hand, and Consultant’s performance of its obligations under this Agreement, on the other hand; and (8) it agrees to act in the best interests of the Company and do or perform no act that could potentially injure the Company’s business, prospects, interests or reputation.

(ii)           The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Company further represents, warrants and agrees that this Agreement:  (1) has been duly authorized by its Board of Directors and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder; (2) does not require the consent of any third party; and (3) does not violate any law, regulation, rule or material agreement, mortgage, bond, pledge, note or other instrument to which it or its properties are bound.

12.      Company Information. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Consultant will use and rely on data, material and other information furnished to the Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.  In addition, in the performance of its services, the Consultant may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Consultant shall in good faith deem appropriate.  The Parties further acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by Company management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission.

13.      Notices.  Any notice, consent or any other communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 13, to the parties at their respective addresses set forth at the beginning of this Agreement or by fax to the Company at (310) 277-0591 or to Consultant at (818) 972-9090, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either Party may, by like notice, change the person, address or telecopier number to which notice is to be sent.

14.      Consultant’s Liability and Indemnification. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant’s material breach of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of the Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.  Should the Consultant be found liable for any acts or omissions, the liability of the Consultant pursuant to this Agreement shall be limited to the aggregate fees received by the Consultant hereunder, which shall not include any liability for incidental, consequential or punitive damages.

15.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the State of California.  By its execution hereof, the parties hereby covenant and irrevocably submit to the inpersonam jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.  In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

16.      Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement so that it complies with applicable law.

17.      Entire Agreement.  This Agreement constitutes the entire agreement of the Company and Consultant as to the subject matter hereof, superseding all prior written or prior or contemporaneous oral understandings or agreements including any previous agreements, or understandings with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

18.      Assignment, Successors and Assigns.  Consultant has no right to assign, delegate, or otherwise transfer this Agreement, or any of Consultant’s rights, duties, or any other interests in this Agreement to any party, and any purported assignment will be null and void.  The Company may, without notice to Consultant and without Consultant’s prior consent or approval, assign, delegate, and transfer its rights and obligations under this Agreement to any successor corporation or entity which continues the business of the Company.  This Agreement will inure to and be binding upon each of the Parties and their respective legal representatives, heirs, successors, and permissible assigns, but this provision is not intended to modify the restrictions on assignment by Consultant set forth above. The Company shall have the right to assign or transfer any of its rights hereunder. The Consultant shall not have the right to assign or transfer any of its rights hereunder.

19.      Headings.  The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

20.      Waivers.  No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

21.      Representation by Counsel. Each Party has had the opportunity to be represented by and have its legal counsel review and seek to revise this Agreement, and this Agreement therefore shall not be interpreted against any party as the drafter.

22.      Execution.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile or other electronic signatures shall be accepted by the Parties as originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company
EOS PETRO, INC.

By: /s/ Nikolas Konstant

Name:  Nikolas Konstant
Title:  President

Consultant
DVIBRI, LLC

By:           /s/ Umesh Patel

Name:  Umesh Patel
Title:  Managing Partner